Cypress Energy Partners, L.P. 8-K

Exhibit 10.1

SECOND AMENDED AND RESTATED OMNIBUS AGREEMENT

among

CYPRESS ENERGY HOLDINGS, LLC,

CYPRESS ENERGY MANAGEMENT, LLC,

CYPRESS ENERGY PARTNERS, LLC

CYPRESS ENERGY PARTNERS, L.P.,

CYPRESS ENERGY PARTNERS GP, LLC

TULSA INSPECTION RESOURCES, LLC

and

TULSA INSPECTION RESOURCES – CANADA ULC

January 1, 2020

SECOND AMENDED AND RESTATED OMNIBUS AGREEMENT

This SECOND AMENDED AND RESTATED OMNIBUS AGREEMENT is entered into on, and effective as of, the Effective Date (as defined herein) among Cypress Energy Holdings, LLC, a Delaware limited liability company (“Cypress Holdings”), Cypress Energy Management, LLC, a Delaware limited liability company (“Cypress Management”), Cypress Energy Partners, LLC, a Delaware limited liability company (“OLLC”), Cypress Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Cypress Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), Tulsa Inspection Resources, LLC, a Delaware limited liability company (“TIR”), Tulsa Inspection Resources – Canada ULC, an Alberta, Canada unlimited liability corporation (“TIR Canada”), and Cypress Energy Investments, LLC, a Delaware limited liability company (“Cypress Investments”). The above-named entities are sometimes referred to in this Agreement (as defined herein) each as a “Party” and collectively as the “Parties.”

RECITAL:

1.

Cypress Holdings, Cypress Management, OLLC, the Partnership, the General Partner, TIR, TIR Canada, Foley Inspection Services ULC, an Alberta, Canada unlimited liability corporation (“Foley”), Tulsa Inspection Resources Holdings, LLC, a Delaware limited liability company (“TIR Holdings”), Cypress Energy Partners – TIR, LLC, a Delaware limited liability company (“CEP TIR”), and Tulsa Inspection Resources Holdings, LLC, a Delaware limited liability company (“TIR NDE” and, together with Cypress Holdings, Cypress Management, OLLC, the Partnership, the General Partner, TIR, TIR Canada, Foley, TIR Holdings and CEP TIR, the “Original Parties”) previously entered into that certain Amended and Restated Omnibus Agreement (the “Omnibus Agreement”), dated February 20, 2015.

2.

Pursuant to Section 6.6 of the Omnibus Agreement, the Omnibus Agreement may be amended or modified from time to time only by the written agreement of all of the Original Parties.

3.

Effective as of January 1, 2016, Foley amalgamated with TIR Canada, with TIR Canada surviving such amalgamation.

4.

On May 24, 2017, a Certificate of Cancellation with respect to TIR Holdings was filed with the Secretary of State of the State of Delaware pursuant to Section 18-203 of the Delaware Limited Liability Company Act (the “DLLCA”), at which time the legal existence of TIR Holdings was terminated.

5.

On the date hereof, (i) TIR NDE merged with and into TIR, with TIR surviving such merger, and (ii) CEP TIR merged with and into Cypress Investments, with Cypress Investments surviving such merger.

6.

The Parties and Cypress Investments, as successor to CEP TIR, now desire to amend and restate the Omnibus Agreement as provided herein.

7.

The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to certain indemnification obligations of the Parties to each other.

8.

The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article III, with respect to the amount to be paid by the Partnership for the centralized overhead services to be performed by the General Partner and its Affiliates (as defined herein) for and on behalf of the Partnership Group (as defined herein).

9.

The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article IV, with respect to the granting of certain licenses between the Parties.

10.

The Conflicts Committee (as defined herein) of the Board of Directors of the General Partner (as defined herein) has approved the form, terms and substance of this Agreement in accordance with the requirements set forth in Section 6.6 of the Omnibus Agreement.

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In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree to amend and restate the Omnibus Agreement in its entirety as follows:

ARTICLE I
Definitions

1.1

Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” is defined in the Partnership Agreement.

“Agreement” means this Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“CEP TIR” is defined in the recitals to this Agreement.

“Common Unit” is defined in the Partnership Agreement.

“Conflicts Committee” is defined in the Partnership Agreement.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Covered Environmental Losses” is defined in Section 2.1(a).

“Cypress Entities” means Cypress Holdings and any Person controlled, directly or indirectly, by Cypress Holdings other than the General Partner or a member of the Partnership Group; and “Cypress Entity” means any of the Cypress Entities in their individual capacity.

“Cypress Holdings” is defined in the introduction to this Agreement.

“Cypress Investments” is defined in the introduction to this Agreement.

“Cypress Management” is defined in the introduction to this Agreement.

“DLLCA” is defined in the recitals to this Agreement.

“Effective Date” means January 1, 2020.

“Environmental Deductible” is defined in Section 2.1(a)(iii).

“Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law now or hereafter in effect, relating to (a) pollution or protection of human health, natural resources, wildlife and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws and the regulations promulgated pursuant thereto, and any state or local counterparts, each as amended from time to time, and (b) the generation, manufacture, processing, distribution, use, treatment, storage, transport, or handling of any Hazardous Substances.

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“Environmental Permit” means any permit, approval, identification number, license, registration, certification, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law, including applications for renewal of such permits in which the application allows for continued operation under the terms of an expired permit.

“Foley” is defined in the recitals to this Agreement.

“General Partner” is defined in the introduction to this Agreement.

“Hazardous Substance” means (a) any substance, whether solid, liquid, gaseous, semi-solid or any combination thereof, that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and including asbestos and lead-containing paints or coatings, radioactive materials, and polychlorinated biphenyls, and (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons, solely to the extent regulated under applicable Environmental Laws.

“Indemnified Party” means either the Partnership Group or the Cypress Entities, as the case may be, in its capacity as the party entitled to indemnification in accordance with Article II.

“Indemnifying Party” means either the Partnership Group or Cypress Holdings, as the case may be, in its capacity as the party from whom indemnification may be sought in accordance with Article II.

“IPO Assets” means all disposal wells and related facilities and equipment, inspection equipment, storage tanks, offices and related equipment, real estate and other assets, or portions thereof, conveyed, contributed or otherwise Transferred or intended to be conveyed, contributed or otherwise Transferred pursuant to the IPO Contribution Agreement to any member of the Partnership Group, or owned by, leased by or necessary for the operation of the business, properties or assets of any member of the Partnership Group, prior to or as of the IPO Closing Date.

“IPO Closing Date” means January 21, 2014, the date of the closing of the initial public offering of Common Units representing limited partner interests in the Partnership.

“IPO Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the IPO Closing Date, among the General Partner, the Partnership, Cypress Holdings, Cypress Energy Holdings II, LLC, a Delaware limited liability company, OLLC, Cypress Energy Partners – SBG, LLC, a Delaware limited liability company, CEP TIR, TIR, Mr. Charles C. Stephenson, Jr., Ms. Cynthia Field, Mr. G. Les Austin and Mr. Richard Carson.

“License” is defined in Section 4.1.

“Limited Partner” is defined in the Partnership Agreement.

“Losses” means any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and expert’s fees) of any and every kind or character, known or unknown, fixed or contingent.

“Marks” is defined in Section 4.1.

“Mediation Notice” is defined in Section 5.2.

“NDE” is defined in the introduction to this Agreement.

“OLLC” is defined in the introduction to this Agreement.

“Omnibus Agreement” is defined in the recitals to this Agreement.

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“Original Parties” is defined in the recitals to this Agreement.

“Partnership” is defined in the introduction to this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P., dated as of January 21, 2014, as amended by the First Amendment to First Amended and Restated Agreement of Limited Partnership of Cypress Energy Partners, L.P., dated as of May 29, 2018.

“Partnership Change of Control” means Cypress Holdings ceases to directly or indirectly control the general partner of the Partnership.

“Partnership Group” means the Partnership and any of its Subsidiaries, treated as a single consolidated entity.

“Partnership Group Member” means any member of the Partnership Group.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Retained Assets” means all disposal wells and related facilities and equipment, inspection equipment, storage tanks, offices and related equipment, real estate and other assets, or portions thereof, owned by any of the Cypress Entities that were not directly or indirectly conveyed, contributed or otherwise Transferred to the Partnership Group pursuant to the IPO Contribution Agreement or the other documents referred to in the IPO Contribution Agreement.

“Subsidiary” is defined in the Partnership Agreement.

“TIR” is defined in the introduction to this Agreement.

“TIR Canada” is defined in the introduction to this Agreement.

“TIR Holdings” is defined in the recitals to this Agreement.

“TIR NDE” is defined in the recitals to this Agreement.

“TIR Parent” means Tulsa Inspection Resources, Inc., an Oklahoma corporation.

“TIR Reorganization” means the purchase of shares of common stock of TIR Parent by CEP TIR, LLC, a Delaware limited liability company, and through a series of acquisitions, the merger of TIR Parent with and into TIR, the distribution by TIR of its interest in NDE, TIR Canada and Tulsa Inspection Resources-Acquisition Corp., which directly owned Foley prior to its amalgamation with Foley, to its members, and all other transactions, disputes, claims and expenses related thereto.

“Transfer” means to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of, whether in one or a series of transactions.

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ARTICLE II
Indemnification

2.1

Environmental Indemnification.

(a)

Subject to Section 2.4, Cypress Holdings shall indemnify, defend and hold harmless the Partnership Group from and against any of the following Losses suffered or incurred by the Partnership Group, directly or indirectly, or as a result of any claim by a third party, by reason of or arising out of the operation or ownership of the IPO Assets prior to the IPO Closing Date:

(i)

any violation or correction of violation of Environmental Laws occurring or arising, in whole or in part, prior to the IPO Closing Date;

(ii)

any currently existing environmental event, action, omission, condition or matter or currently pending legal action against the Partnership Group, a true and correct summary of which is described on Schedule I attached hereto; and

(iii)

any event, condition, action, omission or matter that has an adverse impact on the environment and is associated with or arising, in whole or in part, from the ownership or operation of the IPO Assets prior to the IPO Closing Date (including, without limitation, the presence of Hazardous Substances on, under, about or migrating to or from the IPO Assets or the disposal or release of Hazardous Substances generated by operation of the IPO Assets at non-IPO Asset locations) including, without limitation, (A) the cost and expense of any required investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action under Environmental Laws, (B) the cost and expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense of any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work; provided, however, Cypress Holdings shall not be obligated to indemnify, defend and hold harmless the Partnership Group for a Loss under this Section 2.1(a)(iii) until such time as the aggregate amount of all Losses under this Section 2.1(a)(iii) exceeds $350,000 (the “Environmental Deductible”), at which time Cypress Holdings shall be obligated to indemnify the Partnership Group for the total amount of such Losses in excess of the Environmental Deductible;

provided, however, that with respect to any event, condition or matter under this Section 2.1(a), Cypress Holdings will be obligated to indemnify the Partnership Group only to the extent that Cypress Holdings was notified in writing of such violation, event, condition or environmental matter on or before the third anniversary of the IPO Closing Date (clauses (i) through (iii) collectively, “Covered Environmental Losses”).

(b)

The Partnership Group, jointly and severally, shall indemnify, defend and hold harmless the Cypress Entities from and against any Losses suffered or incurred by the Cypress Entities, directly or indirectly, or as a result of any claim by a third party, by reason of or arising out of:

(i)

any violation or correction of violation of Environmental Laws associated with or arising, in whole or in part, from the ownership or operation of the IPO Assets occurring on or after the IPO Closing Date; and

(ii)

any event, condition or matter associated with or arising, in whole or in part, from the ownership or operation of the IPO Assets on or after the IPO Closing Date (including, but not limited to, the presence of Hazardous Substances on, under, about or migrating to or from the IPO Assets or the disposal or release of Hazardous Substances generated by operation of the IPO Assets at non-IPO Asset locations) that requires investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action under Environmental Laws, including, without limitation, (A) the cost and expense of any such activity, (B) the cost or expense of the preparation and implementation of any closure, remedial, corrective action, or other plans required or necessary under Environmental Laws, and (C) the cost and expense for any environmental or toxic tort pre-trial, trial, or appellate legal or litigation support work, to the extent that any of the foregoing matters under (i) and (ii) are not Covered Environmental Losses for which the Partnership Group is entitled to indemnification from Cypress Holdings under this Article II without giving effect to the Environmental Deductible.

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2.2

Additional Indemnification.

(a)

In addition to and not in limitation of the indemnification provided under Section 2.1(a), Cypress Holdings shall indemnify, defend, and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group and relating to or arising out of:

(i)

any litigation matters attributable to the ownership or operation of the IPO Assets prior to the IPO Closing Date, including the currently pending legal actions against Cypress Holdings set forth on Schedule II attached hereto; provided, however that no indemnification claims may be made against Cypress Holdings for legal matters not identified on Schedule II or otherwise known to Cypress Holdings as of the IPO Closing Date unless the aggregate dollar amount of such Losses suffered or incurred by the Partnership Group exceeds $250,000, after which time Cypress Holdings shall be liable for the full amount of such Losses in excess of $250,000;

(ii)

any claims associated with or arising from the Retained Assets following the closing, regardless of whether the events or conditions underlying such claims occurred prior to or following the IPO Closing Date;

(iii)

all federal, state and local income tax liabilities attributable to the ownership or operation of the IPO Assets prior to the IPO Closing Date, including under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law), and any such income tax liabilities of Cypress Holdings that may result from the consummation of the formation transactions for the Partnership Group and the General Partner occurring on or prior to the IPO Closing Date; provided, however, that such obligation to indemnify will terminate 60 days after the expiration of any applicable statute of limitations; and

(iv)

any losses suffered or incurred by the Partnership Group and related to, associated with or arising, in whole or part, from the TIR Reorganization.

(b)

In addition to and not in limitation of the indemnification provided under Section 2.1(b) or the Partnership Agreement, the Partnership Group, jointly and severally, shall indemnify, defend, and hold harmless the Cypress Entities from and against any Losses suffered or incurred by the Cypress Entities by reason of or arising out of events, actions, omissions and conditions associated with the ownership or operation of the IPO Assets and occurring after the IPO Closing Date (other than Covered Environmental Losses which are provided for under Section 2.1), unless such indemnification would not be permitted under the Partnership Agreement by reason of one of the provisos contained in Section 7.7(a) of the Partnership Agreement.

2.3

Indemnification Procedures.

(a)

The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article II, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

(b)

The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification under this Article II, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless it includes a full release of the Indemnified Party from such claim or any matter or any issues relating thereto, as the case may be.

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(c)

The Indemnified Party agrees to cooperate in good faith with the Indemnifying Party, with respect to all aspects of the defense of and pursuit of any counterclaims with respect to any claims covered by the indemnification under this Article II, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense and counterclaims, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and counterclaims, the making available to the Indemnifying Party of any employees of the Indemnified Party and the granting to the Indemnifying Party of reasonable access rights to the properties and facilities of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the Indemnified Party pursuant to this Section 2.3. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims or pursuit of any counterclaims covered by the indemnification set forth in this Article II; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense and counterclaims. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense or counterclaim, but the Indemnifying Party shall have the right to retain sole control over such defense and counterclaim so long as the Indemnified Party is still seeking indemnification hereunder.

(d)

In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

2.4

Limitations Regarding Indemnification. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS (INCLUDING ANY DIMINUTION IN VALUE OF ANY PARTY’S RESPECTIVE INVESTMENT IN THE PARTNERSHIP) SUFFERED, DIRECTLY OR INDIRECTLY, BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT.

ARTICLE III
Services; Indebtedness

3.1

Provision of General and Administrative Services. Cypress Holdings agrees to provide, and agrees to cause its Affiliates to provide, on behalf of the General Partner for the Partnership Group’s benefit, all required centralized overhead services, including, without limitation, the general and administrative services listed on Schedule III to this Agreement, and shall pay on behalf of the Partnership:

(a)

salaries of employees of the General Partner and its Affiliates (other than the Partnership or its Subsidiaries), to the extent such employees perform the foregoing services for the Partnership Group;

(b)

the cost of employee benefits relating to employees of the General Partner and its Affiliates (other than the Partnership or its Subsidiaries), including 401(k), pension, bonuses and health insurance benefits (whether through insurance policies provided by third parties or self-insurance), to the extent such employees perform the foregoing services for the Partnership Group;

(c)

all expenses incurred or payments made by the General Partner or its Affiliates for insurance coverage or deductibles with respect to the Partnership’s assets or the business of the Partnership Group as well as any claims received with respect to the Partnership’s assets or the business of the Partnership Group; and

(d)

all expenses incurred as a result of the Partnership becoming and continuing as a publicly traded entity, including costs associated with filings under the Securities Exchange Act of 1934, independent auditor fees, partnership governance and compliance, registrar and transfer agent fees, tax return and Schedule K-1 preparation and distribution, legal fees and director compensation.

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3.2

Reimbursement and Allocation.

(a)

The Partnership Group shall reimburse Cypress Holdings for all tax costs and expenses incurred or payments made by Cypress Holdings and its Affiliates (other than Partnership Group Members) on behalf of the Partnership Group including all sales, use, excise, value added, margin, franchise or similar taxes, if any, that may be applicable from time to time associated with the ownership and operation of the Partnership’s assets or with respect to the services provided by the Partnership Group.

(b)

Such reimbursements shall be made by the Partnership Group on or before the tenth business day of each quarter following the quarter in which such costs and expenses are incurred. As long as the General Partner is an Affiliate of Cypress Holdings, the Partnership and Cypress Holdings may settle the Partnership Group’s financial obligations to Cypress Holdings through Cypress Holdings’ normal inter-affiliate settlement processes.

ARTICLE IV
Licenses of Marks

4.1

Grant of License. On the IPO Closing Date, upon the terms and conditions set forth in this Article IV, Cypress Holdings granted and conveyed to the Partnership and each of the entities currently or hereafter comprising a part of the Partnership Group a nontransferable, nonexclusive, royalty-free right and license (the “License”) to use the name “Cypress” and “Tulsa Inspection Resources” and any other associated or related service marks, trademarks, graphics and tradenames owned by Cypress Holdings (collectively, the “Marks”).

4.2

Ownership and Quality of Marks. The Partnership, on behalf of itself and the other Partnership Group Members, agrees that ownership of the Marks and the goodwill relating thereto shall remain vested in Cypress Holdings during the term of the License and thereafter. To the fullest extent permitted by law, the Partnership agrees, and agrees to cause the other Partnership Group Members, never to challenge, contest or question the validity of Cypress Holdings’ ownership of the Marks or any registration thereof by Cypress Holdings. In connection with the use of the Marks, the Partnership and any other Partnership Group Member shall not in any manner represent that they have any ownership in the Marks or registration thereof. The Partnership, on behalf of itself and the other Partnership Group Members, acknowledges that the use of the Marks shall not create any right, title or interest in or to the Marks, and all use of the Marks by the Partnership or any other Partnership Group Member shall inure to the benefit of Cypress Holdings. The Partnership agrees, and agrees to cause the other Partnership Group Members, to use the Marks in accordance with such quality standards established by Cypress Holdings and communicated to the Partnership Group from time to time, it being understood that the products and services offered by the Partnership Group Members as of the IPO Closing Date are of a quality that is acceptable to Cypress Holdings.

4.3

Termination. The License shall terminate upon the termination of this Agreement pursuant to Section 5.5.

ARTICLE V
Miscellaneous

5.1

Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

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5.2

Non-Binding Mediation. If the Parties cannot resolve any dispute or claim arising under this Agreement, then no earlier than 10 days nor more than 60 days following written notice to the other Parties, any Party may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties to the dispute or claim. In connection with any mediation pursuant to this Section 5.2, the mediator shall be jointly appointed by the Parties to the dispute or claim and the mediation shall be conducted in Tulsa, Oklahoma unless otherwise agreed by the Parties to the dispute or claim. All costs and expenses of the mediator appointed pursuant to this Section 5.2 shall be shared equally by the Parties to the dispute or claim. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties to the dispute or claim, shall govern any mediation pursuant to this Section 5.2. In the mediation, each Party to the dispute or claim shall be represented by one or more senior representatives who shall have authority to resolve any disputes. If a dispute or claim has not been resolved within 30 days after the receipt of the Mediation Notice by a Party, then any Party to the dispute or claim may refer the resolution of the dispute or claim to litigation.

5.3

Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 5.3.

If to the Cypress Entities:

Cypress Energy Holdings, LLC
5727 S. Lewis Avenue, Suite 300

Tulsa, Oklahoma 74105

Attn: Senior Vice President and General Counsel
Facsimile: (918) 748-3900

If to the Partnership Group:

Cypress Energy Partners, L.P.
c/o Cypress Energy Partners GP, LLC, its General Partner
5727 S. Lewis Avenue, Suite 300

Tulsa, Oklahoma 74105

Attn: Senior Vice President and General Counsel
Facsimile: (918) 748-3900

5.4

Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

5.5

Termination of Agreement. This Agreement, other than the provisions set forth in Article II hereof, may be terminated by (a) the written agreement of all of the Parties or (b) Cypress Holdings or the Partnership upon a Partnership Change of Control by written notice given to the other Parties to this Agreement. For the avoidance of doubt, the Parties’ indemnification obligations under Article II shall, to the fullest extent permitted by law, survive the termination of this Agreement in accordance with their respective terms.

5.6

Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Any amendment hereto that the General Partner determines would materially adversely affect the holders of Common Units must be approved by the Conflicts Committee. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

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5.7

Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

5.8

Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.9

Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

5.10

Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

5.11

Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

CYPRESS ENERGY HOLDINGS, LLC

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Senior Vice President and General Counsel

CYPRESS ENERGY MANAGEMENT, LLC

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Senior Vice President and General Counsel

CYPRESS ENERGY PARTNERS, LLC

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Senior Vice President and General Counsel

CYPRESS ENERGY PARTNERS, L.P.

By:	Cypress Energy Partners GP, LLC,
its general partner

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Senior Vice President and General Counsel

[Signature page to Second Amended and Restated Omnibus Agreement]

CYPRESS ENERGY PARTNERS GP, LLC

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Vice President and General Counsel

TULSA INSPECTION RESOURCES, LLC

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Senior Vice President and General Counsel

TULSA INSPECTION RESOURCES – CANADA ULC

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Senior Vice President

CYPRESS ENERGY INVESTMENTS, LLC

By:	/s/ Richard M. Carson
Name:	Richard M. Carson
Title:	Senior Vice President and General Counsel

[Signature page to Second Amended and Restated Omnibus Agreement]

Schedule I
Pending Environmental Issues

None.

Schedule II
Pending Litigation

None.

Schedule III
General and Administrative Services

(1)	Executive services
(2)	Financial and administrative services (including, but not limited to, treasury and accounting)
(3)	Information technology services
(4)	Legal services
(5)	Corporate Health, safety and environmental services
(6)	Human resources services
(7)	Procurement services
(8)	Corporate engineering services
(9)	Business development services
(10)	Investor relations
(11)	Tax matters
(12)	Insurance coverage